                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Registration Statement relating to Cityscape Financial Corp. and its subsidiaries (the "Company") on Form S-1 of our report, dated March 20, 1994, appearing in the Prospectus which is a part of this Registration Statement. We also consent to the references to us under the headings "Selected Consolidated Financial and Other Data" and "Experts" in such Prospectus.

                                          SHANE YURMAN & COMPANY

Monsey, New York
September 4, 1996